EXHIBIT 4.1

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of August 25, 2021, among Pioneer Energy Services Corp., a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and security agent (in such capacity, the “Security Agent”).
RECITALS
WHEREAS, the Company and the Guarantors heretofore executed and delivered to the Trustee and the Security Agent that certain Indenture, dated as of May 29, 2020, providing for the issuance of the Company’s Senior Secured Floating Rate Notes due 2025 (the “Notes”) and such Indenture was amended by that certain First Supplemental Indenture dated as of March 3, 2021 and that certain Second Supplemental Indenture dated as of May 11, 2021 (as so amended, the “Indenture”);
WHEREAS, Section 10.02 of the Indenture provides that, in certain instances including actions which cause the Notes to be payable in currency or property other than as currently reflected in the Indenture, the Indenture may be amended or supplemented with the consent of all holders of the Notes (the “Holders”);
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of July 5, 2021 (“Merger Agreement”), with Patterson-UTI Energy, Inc., a Delaware corporation (“Acquiror Parent”), and certain of its affiliate companies which provides (i) for the Company to merge with certain of the affiliate companies and to become a wholly owned subsidiary of Acquiror Parent (the “Merger”), (ii) for the Notes to be repaid in a combination of cash and shares of common stock, par value $0.01 per share, of Acquiror Parent (“Acquiror Parent Common Stock”) and (iii) for the convertible noteholders and common shareholders of the Company to receive Acquiror Parent Common Stock upon closing of the Merger;
WHEREAS, the Company proposes to amend and supplement the Indenture as set forth herein (the “Proposed Amendments”), and has solicited consents to the Proposed Amendments from Holders by distributing to such Holders a Consent Solicitation Statement (as amended, supplemented or otherwise modified from time to time, the “Statement”) with the form of this Third Supplemental Indenture and instructions for delivery of consents through The Depository Trust Company’s ATOP system (the “Consent Solicitation”);
WHEREAS, the Company has received and delivered to the Trustee evidence of the requisite consents from Holders constituting 100% in aggregate principal amount of the outstanding Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;
WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that execution of this Third Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent and covenants provided for in the Indenture related thereto have been satisfied;
WHEREAS, the Company has requested that the Trustee and Security Agent execute and deliver this Third Supplemental Indenture; and
WHEREAS all requirements necessary to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, the Trustee and the Security Agent mutually covenant and agree as follows:
ARTICLE I
DEFINITIONS
1.1 Relation to Indenture. This Third Supplemental Indenture constitutes an integral part of the Indenture.
1.2 Definition of Terms. For all purposes of this Third Supplemental Indenture:
(a) Capitalized terms used herein without definition shall have the meanings set forth in the Indenture unless otherwise noted;
(b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;
(c) the singular includes the plural and vice versa; and
(d) headings, subheadings and captions are for convenience of reference only and do not affect interpretation.
ARTICLE II
AMENDMENT
2.1 Amendment to the Indenture. The Proposed Amendments to the Indenture, as set forth in this Article II, shall apply to the applicable Notes Documents and be effective as of the date hereof. Any provision of the Notes Documents that conflicts with the express provisions of this Third Supplemental Indenture shall be deemed to be amended, and the provisions of this Third Supplemental Indenture shall control.
2.2 Amendment. A new “Section 3.11” is hereby added to the Indenture, which Section 3.11 reads in its entirety as follows:
“3.11 Redemption Upon Closing of the Designated Merger.
(a)    Designated Merger. The Holders acknowledge that the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Patterson-UTI

Energy, Inc. (“Acquiror Parent”) and certain of its affiliate companies which provides for (i) the Company to merge with certain of the affiliate companies and to become a wholly owned subsidiary of Acquiror Parent, (ii) merger consideration in the form of up to 26,275,000 shares of common stock, par value $0.01 per share, of Acquiror Parent (“Acquiror Parent Common Stock” and such consideration, “Merger Consideration”), (iii) the Notes to be repaid in a combination of cash and shares of Acquiror Parent Common Stock out of, and reducing, the Merger Consideration, and (iv) the Company’s convertible noteholders and common shareholders to receive the remaining Merger Consideration (after payment of the Notes) upon closing of the merger transactions contemplated by the Merger Agreement (collectively, the “Merger”).
(b)    Redemption Upon Closing of the Merger. Notwithstanding that the consummation of the Merger constitutes a “Change of Control” under this Indenture and notwithstanding any other conflicting provision herein (including Sections 3.07 and 3.10 of this Indenture), immediately following the effective time of the Merger on the Merger Closing Date (as defined below), the Company shall redeem the Notes at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Merger Closing Date. The redemption price shall be paid in a combination of cash and shares of Acquiror Parent Common Stock as reflected in and pursuant to the terms set forth in Section 5.14 of the Merger Agreement and this Section 3.11. For purposes of such payment, the U.S. dollar value of each share of Acquiror Parent Common Stock shall equal the product of (i) the average of the Parent VWAP (as defined in the Merger Agreement) for the three consecutive trading days ending on the second trading day immediately preceding the Merger Closing Date (as calculated pursuant to and in accordance with the Merger Agreement) and (ii) 0.8575.
(c)    Notice to Trustee and Holders. (i) At least one Business Day prior to the closing date of the Merger (the “Merger Closing Date”), the Company will furnish to the Trustee an Officers’ Certificate (the “Officers’ Merger Certificate”) setting forth:
(A)    the Merger Closing Date;
(B)    the redemption price; and
(C)    a calculation reflecting the cash amount and the number of shares of Acquiror Parent Common Stock to be paid or delivered to each Holder pursuant to Section 3.11(d) hereof.
(ii) At least one Business Day prior to the Merger Closing Date, the Company will give or cause to be given a notice of redemption (“Notice of Redemption”) to the Depositary as the Holder of the Notes and to the exchange agent under the Merger Agreement (the “Exchange Agent”) setting forth:
(A)    the Merger Closing Date;
(B)    the redemption price;
(C)    the name and address of the Exchange Agent;

(D)    that Notes called for redemption must be surrendered to the Trustee, in its capacity as Paying Agent, to collect the redemption price;
(E)    that unless the Company defaults in making such redemption payment, interest on the Notes ceases to accrue on and after the Merger Closing Date;
(F)    any conditions to redemption, which may include the consummation of the Merger;
(G)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(H)    the cash amount and the number of shares of Acquiror Parent Common Stock to be paid to the Depositary as the Holder of the Notes pursuant to Section 3.11(d).
(d)    Deposit and Payment of Redemption Price; Delivery of Shares.
(i)    On the Merger Closing Date, the Company shall deposit or cause to be deposited with the Trustee an amount of cash sufficient to pay the cash portion of the redemption price of, and accrued and unpaid interest (to, but excluding, the Merger Closing Date) on, all Notes. The Trustee, within three Business Days following the Merger Closing Date, will distribute such cash portion of the redemption price to the Holders.
(ii)    The Company, on the Merger Closing Date, will direct the Exchange Agent to issue and deposit or cause to be deposited with the Depositary as the Holder of the Notes uncertificated shares of Acquiror Parent Common Stock represented by book entry in the amounts reflected in the Notice of Redemption within three Business Days following the Merger Closing Date.
(e)    Interest. If the Company complies with the provisions of Section 3.11(d), on and after the Merger Closing Date, interest will cease to accrue on the Notes. If the Notes are redeemed on or after a record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Merger Closing Date shall be paid to the Person in whose name such Note was registered at the close of business on such record date.
(f)    Absolute Redemption. Redemption of the Notes under this Section 3.11 shall be independent of the other provisions of Article III of this Indenture (other than this Section 3.11). Notwithstanding that the Merger would constitute a Change of Control under this Indenture, Article III of this Indenture (other than this Section 3.11) and particularly Section 3.10 shall not be applicable to the Merger or the redemption pursuant to this Section 3.11.

ARTICLE III
MISCELLANEOUS
3.1    Effectiveness.
(a)    This Third Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder heretofore or hereafter authenticated and delivered under the Indenture as of the date hereof.
(b)    The Proposed Amendments, as set forth in Article II hereof, shall become operative with respect to the Notes Documents at such time as the Company, the Guarantors, the Trustee and the Security Agent shall have executed this Third Supplemental Indenture to give effect to the amendment.
(c)    Upon becoming operative (and not before), all provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended by this Third Supplemental Indenture with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.
3.2    Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect.
3.3    Trustee and Security Agent Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee or the Security Agent, and neither the Trustee nor the Security Agent assumes any responsibility for the correctness thereof. Neither the Trustee nor the Security Agent makes any representation as to the validity or sufficiency of this Third Supplemental Indenture.
3.4    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE (AS SUPPLEMENTED BY THIS THIRD SUPPLEMENTAL INDENTURE), THE NOTES AND THE SUBSIDIARY GUARANTEES.
3.5    Severability. In case any provision in the Indenture (as supplemented by this Third Supplemental Indenture) or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
3.6    Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by fax or .pdf transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto.

3.7    The Trustee and the Security Agent. Wilmington Trust, National Association is entering into this Third Supplemental Indenture solely in its capacity as Trustee and Security Agent under the Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or Security Agent by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee and the Security Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and Security Agent with respect hereto. The recitals above shall constitute statements of the Company, and neither the Trustee nor the Security Agent assume any responsibility for their accuracy.
3.8    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from this Third Supplemental Indenture and that the guarantee made by it pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this Third Supplemental Indenture to be duly executed as of the date first written above.
PIONEER ENERGY SERVICES CORP., a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER DRILLING SERVICES, LTD., a Texas corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER GLOBAL HOLDINGS, INC., a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER PRODUCTION SERVICES, INC., a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER WIRELINE SERVICES HOLDINGS, INC., a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Third Supplemental Indenture

PIONEER WIRELINE SERVICES, LLC, a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER WELLS SERVICES, LLC, a Delaware corporation
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER FISHING & RENTAL SERVICES, LLC, as Guarantor
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

PIONEER COILED TUBING SERVICES, LLC, as Guarantor
By:    /s/Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Third Supplemental Indenture

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this Third Supplemental Indenture to be duly executed as of the date first written above.
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Security Agent
By:    /s/Jane Schweiger
Name:    Jane Schweiger
Title:    Vice President
Signature Page to Third Supplemental Indenture